Exhibit 10.2

                           COMMERCIAL LEASE AGREEMENT

     This Commercial Lease Agreement ("Lease") is made on June 1, 2015 and become effective on August 1, 2015, by and between Ungureanu Alexandru ("Landlord") and Fellazo Corp. ("Tenant").

     Landlord makes available for lease a portion of the Building designated as office of 58 sq. m., with address str. Vasile Lupu 16, Chisinau 2008, Republic of Moldova (the "Leased Premises").

     Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

     THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

     1. Term.
     A. Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for an "Initial Term" beginning August 1, 2015 and ending July 31, 2016. Landlord shall use its best efforts to give Tenant possession as nearly as possible at the beginning of the Lease term. If Landlord is unable to timely provide the Leased Premises, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay.

     B. Tenant may renew the Lease for extended term of three years, or more.

     2. Rental.
     A. Tenant shall pay to Landlord during the Initial Term rental of 3,120 USD per year, payable in installments of 260 USD per month. Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at Leased Premises or at such other place designated by written notice from Landlord or Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis.

     B. The rental for any renewal lease term, if created as permitted under this Lease, shall be 3,120 USD per year, payable in installments of 260 USD per month.

     3. Use.
     Notwithstanding the foregoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

     4. Repairs.
     During the Lease term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for major mechanical systems or the roof, subject to the obligations of the parties otherwise set forth in this Lease.
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     5. Alterations and Improvements.
     Tenant, at Tenant's expense, shall have the right following Landlord's consent to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises.

     7. Utilities.
     Tenant shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant's pro rata share of the charges. Tenant shall pay such amounts within fifteen (15) days of invoice. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting.

     8. Entry.
     Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises

     9. Headings.
     The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

     10. Successors.
     The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

     11. Consent.
     Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

     12. Final Agreement.
     This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. Only a further writing that is duly executed by both parties may modify this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Signature of Landlord:                          Signature of Tenant:


/s/ Ungureanu Alexandru                         /s/ Galina Hripcenco
--------------------------------                --------------------------------
MD-2020 Republic of Moldova,                    Fellazo Corp.
Chisinau str. Socoleni 17/1 et.6                MD- 2025 Republic of Moldova,
                                                Chisinau, str. Malina-Mica,
                                                nr 68/11- 419

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